SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 15, 2002


                           CHROMCRAFT REVINGTON, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                       1-13970                 35-1848094
----------------------------    ------------------------   -------------------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)


                 1100 North Washington Street, Delphi, IN 46923
              -----------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)



                                 (765) 564-3500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 1.  Changes in Control of Registrant

         (a) On March 15, 2002, Court Square Capital Limited ("Court Square"), a Delaware corporation and an affiliate of Citigroup Inc., completed its sale of 5,695,418 shares of common stock of Chromcraft Revington, Inc. (the "Company"), comprising approximately 59% of the Company's issued and outstanding shares of common stock on such date, to the Company and the Chromcraft Revington Employee Stock Ownership Trust (the "ESOP Trust"), which forms a part of the Chromcraft Revington Employee Stock Ownership Plan. With respect to the 5,695,418 shares of the Company's common stock sold by Court Square, 3,695,418 shares were repurchased by the Company (the "Company Stock Transaction") and 2,000,000 shares were purchased by the ESOP Trust (the "ESOP Stock Transaction" and together with the Company Stock Transaction being referred to herein as the "Transaction"). The Company and the ESOP Trust each paid $10 per share for the shares acquired from Court Square for a total purchase price of $56,954,180. In addition, the Company paid Court Square and its designee an aggregate transaction fee of $2,800,000.

         The funds required to pay the total consideration and certain related expenses of the Transaction were obtained using available cash and borrowings of approximately $45 million under the Company's new $75 million bank credit agreement, pursuant to which National City Bank of Indiana is acting as agent and National City Bank of Indiana, LaSalle Bank National Association, The Huntington National Bank, Union Planters Bank, National Association, KeyBank National Association and The Northern Trust Company as lenders (the "Lenders" and such agreement being referred to herein as the "Bank Credit Agreement"), a copy of which is filed herewith as Exhibit 4.8. Of the debt incurred, $25 million was borrowed under a 5-year term loan and approximately $20 million was borrowed under the Company's $50 million revolving line of credit facility. Under a separate term loan and security agreement (the "ESOP Loan Agreement"), a copy of which is filed herewith as Exhibit 10.19, the Company loaned $20,000,000 to the ESOP Trust to finance the ESOP Stock Transaction. Under the ESOP Loan Agreement, the ESOP Trust will repay such loan to the Company over a 30-year term at a fixed rate of interest of 5.48% per annum.

         Immediately following consummation of the Transaction, the ESOP Trust held approximately 33.6% of the issued and outstanding shares of the Company's common stock. Effective upon consummation of the Transaction, Mr. M. Saleem Muqaddam, a former officer of Court Square, resigned from the Company's Board of Directors.

         (b) Under the ESOP Loan Agreement, the ESOP Trust pledged the 2,000,000 shares of the Company's common stock owned by it (the "Pledged Shares") to the Company as security for repayment of its obligations thereunder. Under the Pledge And Security Agreement entered into as of March 12, 2002 by and between the Company and National City Bank as agent for the Lenders, a copy of which is filed herewith as Exhibit 10.20, the Company granted the Lenders a first priority pledge of the Pledged Shares.



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

Item 5.  Other Events

         On March 18, 2002, the Company issued the news release attached hereto as an exhibit.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

4.8 Credit Agreement, dated as of March 12, 2002, among the Company, the Lenders parties thereto, and National City Bank of Indiana as agent for the Lenders.

10.16 Stock Purchase Agreement, dated as of February 19, 2002, by and between Court Square Capital Limited and the Company.

10.17 Stock Purchase Agreement, dated as of February 19, 2002, by and between Court Square Capital Limited and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Chromcraft Revington Employee Stock Ownership Trust.

10.18 Credit Agreement, dated as of March 12, 2002, among the Company, the Lenders parties thereto, and National City Bank of Indiana as agent for the Lenders (see Exhibit 4.8).

10.19 Term Loan and Security Agreement, dated as of March 15, 2002, by and between the Company and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Chromcraft Revington Employee Stock Ownership Trust.

10.20 Pledge and Security Agreement, dated as of March 12, 2002, by and between the Company and National City Bank of Indiana as agent for the lenders party to the Credit Agreement.

99.1           News Release, dated March 18, 2002



                                     * * * *



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CHROMCRAFT REVINGTON, INC.
                                      (Registrant)


         Date: March 20, 2002         By: /s/ Frank T. Kane
                                          -------------------------------------
                                          Frank T. Kane, Vice President-Finance








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

                                INDEX TO EXHIBITS


Exhibit No.                                 Description

4.8 Credit Agreement, dated as of March 12, 2002, among the Company, the Lenders parties thereto, and National City Bank of Indiana as agent for the Lenders.

10.16 Stock Purchase Agreement, dated as of February 19, 2002, by and between Court Square Capital Limited and the Company.

10.17 Stock Purchase Agreement, dated as of February 19, 2002, by and between Court Square Capital Limited and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Chromcraft Revington Employee Stock Ownership Trust.

10.18 Credit Agreement, dated as of March 12, 2002, among the Company, the Lenders parties thereto, and National City Bank of Indiana as agent for the Lenders (see Exhibit 4.8).

10.19 Term Loan and Security Agreement, dated as of March 15, 2002, by and between the Company and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Chromcraft Revington Employee Stock Ownership Trust.

10.20 Pledge and Security Agreement, dated as of March 12, 2002, by and between the Company and National City Bank of Indiana as agent for the lenders party to the Credit Agreement.

99.1           News Release, dated March 18, 2002















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